[LETTERHEAD OF ATLAS, PEARLMAN, TROP & BORKSON, P.A.]


                                 March 12, 1999

Audio Book Club, Inc.
2295 Corporate Boulevard, N.W.
Suite 222
Boca Raton, Florida  33431

          Re:  Audio Book Club, Inc. (the "Company")
               Registration Statement on Form S-3

Dear Sir/Madam:

     We refer to the Registration Statement (the "Registration Statement") filed by Audio Book Club, Inc., a Florida corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale of up to 3,779,827 shares of Common Stock, no par value per share (the "Shares"), as set forth in the above Registration Statement, of which 925,000 shares have been previously issued (the "Issued Shares") and 2,854,827 shares (the "Conversion Shares") are issuable upon exercise of outstanding options ("Options") or warrants ("Warrants") or upon conversion of an outstanding convertible note (the "Note").

     In our capacity as counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.


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Audio Book Club, Inc.
March 12, 1999
Page 2



               Based upon the foregoing, it is our opinion that:

               1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

               2.   The  Shares   offered   for  the   account  of  the  Selling
                    Shareholders, as set forth in the Registration Statement, have been duly and validly authorized.

               3. The Issued Shares have been duly and validly issued and are fully paid and non-assessable.

               4. The Conversion Shares, when sold, paid for and issued upon exercise of the Options or Warrants or conversion of the Note, as the case may be, in accordance with the respective terms thereof, will be duly and validly issued and fully paid and non-assessable.

     We hereby consent to filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                       Very truly yours,

                                       ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                       /s/ ATLAS, PEARLMAN, TROP & BORKSON, P.A.